UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Hauppauge Digital, Inc.
(Name of Registrant as Specified in its Charter)

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HAUPPAUGE DIGITAL, INC.
91 Cabot Court
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 28, 2008

To the Stockholders of Hauppauge Digital, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hauppauge Digital, Inc., a Delaware corporation, will be held on February 28, 2008 at our executive offices located at 91 Cabot Court Hauppauge, New York 11788 at 10:00 a.m., local time, for the following purposes:

1.	To elect six (6) directors.

2.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on January 9, 2008 are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Hauppauge Digital, Inc. Board of Directors

Gerald Tucciarone Secretary

Hauppauge, New York
January 29, 2008

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF HAUPPAUGE DIGITAL, INC., AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. A STOCKHOLDER MAY REVOKE HIS PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

HAUPPAUGE DIGITAL, INC.
91 Cabot Court
Hauppauge, New York 11788

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being mailed to all stockholders of record at the close of business on January 9, 2008 in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at our executive offices, located at 91 Cabot Court, Hauppauge, New York 11788 on February 28, 2008 at 10:00 a.m., local time, or any adjournment thereof. The proxy and this proxy statement were first mailed to stockholders on or about January 29, 2008.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted FOR the nominees named in the proxy to our Board of Directors.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The total number of shares of common stock outstanding and entitled to vote as of January 9, 2008 was 9,848,751.

Our shares of common stock are the only class of our securities entitled to vote on matters presented to stockholders, each share being entitled to one non-cumulative vote. A majority of the shares of common stock outstanding and entitled to vote as of January 9, 2008, or 4,924,377 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Only stockholders of record as of the close of business on January 9, 2008 will be entitled to vote.

With regard to the election of directors, votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 91 Cabot Court, Hauppauge, New York 11788, Attention: Corporate Secretary.

The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the meeting, at our offices located at 91 Cabot Court, Hauppauge, New York 11788, and also during the meeting for inspection by any stockholder who is present. To contact us, stockholders should call (631) 434-1600.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our executive compensation program for the four executives who are identified in the Summary Compensation Table below, whom we refer to as our named executive officers, is the same as our goal for operating the Company - to create long-term value for our stockholders. Our executive compensation program is designed to recognize, reward and provide incentives for exceptional individual performance, superior financial and operating results and effective leadership. Furthermore, we aim to align the interests of the named executive officers with those of our stockholders, to encourage both the performance and the retention of the named executive officers, and to attract key executives to us. These objectives serve as the basis for determining the overall compensation of each named executive officer, considered in light of our performance.

Role of Compensation Committee

Our Compensation Committee reviews, recommends and approves changes to our compensation policies and benefits programs, administers our executive compensation program and seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented.

Our Compensation Committee also administers our stock option plans, including, but not limited to, our 2003 Performance and Equity Incentive Plan. All option grants are approved by the Compensation Committee or our Board of Directors following the recommendations of our Compensation Committee.

The Compensation Committee makes all final approvals with respect to the compensation received by our named executive officers. It engages in arm’s length negotiations and discussions with the named executive officers with respect to each of their compensation packages, but deliberates outside their presence when making decisions on such matters. Mr. Plotkin annually reviews the performance of the other named executive officers. His conclusions and recommendations, based on these reviews, with respect to salary adjustments and annual award amounts, are presented to our Compensation Committee. Our Compensation Committee exercises its full discretion in evaluating such recommendations.

Our Compensation Committee has the authority to retain its own compensation consultant(s) and to obtain advice and assistance from legal, accounting or other advisors, as it sees fit. For 2007, our Compensation Committee did not utilize the services of an outside compensation consultant, preferring to obtain the advice our Compensation Committee Chair, Robert S. Nadel, DPA, a professional management consultant and executive compensation consultant. The Compensation Committee considers feedback from the named executive officers, Mr. Plotkin, as well as Dr. Nadel, and reviews and assesses our annual incentive plans for our named executive officers.

Compensation Objectives

Each of our named executive officers possesses skills, experience and qualities that make him a unique and valuable member of the management team. Our executive compensation program is designed to attract, motivate and retain management with a total compensation package, including incentives linked to financial performance and enhanced stockholder value. The compensation of each of our named executive officers includes base salary and, upon the achievement of certain performance goals as set forth below, a cash performance award.

We also seek to provide incentive opportunities to reward our named executive officers and to align their financial interests with those of our stockholders through equity awards pursuant to our stock option plans, including our 2003 Performance and Equity Incentive Plan. We also provide our named executive officers with benefits. With respect to Mr. Plotkin, we provide and termination protection.

Each named executive officer is evaluated annually by the Compensation Committed based on the achievement of both our goals and individual performance objectives. Total compensation for the named executive officers may vary significantly from year-to-year based on our performance and individual performance.

In 1998, we entered into an employment agreement with Mr. Plotkin, the principal terms of which are described under “Employment Contracts; Termination of Employment and Change-In-Control Arrangements” below. With respect to Mr. Plotkin’s employment agreement in general and the setting of our 2007 compensation in particular, our Compensation Committee considered, among other factors, broad industry compensation surveys focused primarily on companies with comparable revenues and companies that engage in the design, manufacture and sale of electronic consumer products on a global basis.

Elements of our Compensation Plan

The principal components of compensation for our named executive officers are:

• base salary;
• cash bonuses,
• long-term equity incentives,
• benefits, and
• termination protection.

Base Salary

In determining the base salaries of the named executive officers, our Compensation Committee considers, among other things, the job performance and level of responsibility of each of the named executive officers, industry and market conditions, our future objectives and challenges, compensation paid to executives at comparable companies, compensation paid to executives based on survey data, advice from Dr. Nadel, the number of years the named executive officer has been employed by us and our internal and external economics, including the rate of inflation. The foregoing data is provided to the Compensation Committee by its Chairman, Dr. Nadel.

In 2007, Mr. Plotkin’s base salary increased approximately by 3.7% from $180,000 to $186,675, Mr. Tucciarone’s base salary increased approximately 13.7% from $148,100 to $168,357, Mr. Casey’s base salary increased approximately 9.7% from $151,100 to $165,800 and Mr. Willins’ base salary increased approximately 12.3% from $160,100 to $179,731. The increases were based upon a subjective evaluation of the performance of the named executive officers by our Compensation Committee, including, among other things, such officer’s contribution to our engineering, design, product introduction, level of sales volume and financial stability and growth. In addition, Mr. Plotkin made certain recommendations with respect to the increase in base salaries for our named executive officers, other than himself, and the Compensation Committee considered such recommendations. Our Compensation committee determined that such increases were reasonable and appropriate.

Cash Bonuses

Annual bonuses may be earned by our named executive officers.

For 2007, each of our named executive officers received a cash bonus. Pursuant to our employment agreement with Mr. Plotkin, he was entitled to receive a cash bonus in the amount of $52,000 for 2007. However, Mr. Plotkin voluntarily determined to forego a portion of such bonus so that we would have more available cash for the other named executive officers and other employees. Accordingly, Mr. Plotkin’s actual bonus for 2007 was $20,000.

Except with respect to minimum bonuses payable to Mr. Plotkin under his employment agreement, cash bonuses are typically based on the Company’s overall performance, as determined by the Chief Executive Officer and our Compensation Committee. Our Compensation Committee determines any bonus for the Chief Executive Officer based on a review of our revenue growth, net income and cash flow metrics relative to our annual plans, among other things. The Chief Executive Officer in consultation with our Compensation Committee with respect to the named executive officers, or in consultation with the named executive officers with respect to lower level employees, determines annual bonuses for the other named executive officers and employees based on performance. Factors considered include the achievement of business plans and performance relative to other companies of a similar size and business strategy. The mix and weighing of factors vary. The level of achievement by the named executive officer or employee determines the level of bonus.

During fiscal year 2007, Messrs. Plotkin, Tucciarone and Willins were each awarded bonuses of $20,000, and Mr. Casey was awarded a bonus of $10,000 based on the Compensation Committee’s review of our performance during fiscal year 2006.

Our Compensation Committee determined that the bonuses for Messer’s. Tucciarone, Casey and Willins, and the bonus that Mr. Plotkin was entitled to pursuant to his employment agreement with us, were reasonable and appropriate.

Long-Term Equity Incentives - Stock and Stock Options

Our Compensation Committee, which also administers our stock option plans, including our 2003 Performance and Equity Incentive Plan, periodically grants stock options to our named executive officers and other key employees as part of our overall executive compensation program. Stock option awards provide the holder with the right to purchase shares of our common stock at a fixed exercise price for a period of up to ten years. Stock options are granted at a price not less than the prevailing market value at the time of grant and have realizable value only if our stock price increases. The 2003 Performance and Equity Incentive Plan also allow for the granting of non-qualified options. Further details are available in said plans.

When granting options to our named executive officers, the Compensation Committee considers the total number of shares available under our option plans, the number of options previously granted to the named executive officers and our performance, along with the performance of each of the named executive officers. No specific corporate or individual performance factors are used.

During fiscal year 2007, the Compensation Committee granted the following options to the named executive officers, pursuant to our 2003 Performance and Equity Incentive Plan:

• Mr. Plotkin was granted non-qualified options to acquire 200,000 shares of our common stock, exercisable (i) to the extent of 40,000 shares on November 20, 2007, (ii) to the extent of 40,000 shares on November 20, 2008, (iii) to the extent of 40,000 shares on November 20, 2009, (iv) to the extent of 40,000 shares on November 20, 2010, and (v) to the extent of 40,000 shares on November 20, 2011, all such options to be exercisable over a ten-year period commencing with November 20, 2006, at an exercise price of $4.96 per share (for purposes of the 2003 Plan, the fair market value of our common stock as of the date hereof);

• Mr. Tucciarone was granted incentive stock options to purchase 30,000 shares of our common stock, exercisable (i) to the extent of 10,000 shares on February 1, 2009, (ii) to the extent of 10,000 shares on February 1, 2010, and (iii) to the extent of 10,000 shares on February 1, 2011, all such options to be exercisable over a ten-year period commencing with January 22, 2007, at an exercise price of $7.45 per share (for purposes of the 2003 Plan, the fair market value of our common stock as of the date hereof);

• Mr. Casey was granted incentive stock options to purchase 16,000 shares of our common stock, exercisable (i) to the extent of 4,000 shares on February 1, 2008, (ii) to the extent of 4,000 shares on February 1, 2009, (iii) to the extent of 4,000 shares on February 1, 2010, and (iv) to the extent of 4,000 shares on February 1, 2011, all such options to be exercisable over a ten-year period commencing with January 22, 2007, at an exercise price of $7.45 per share (for purposes of the 2003 Plan, the fair market value of our common stock as of the date hereof); and

• Mr. Willins was granted incentive stock options to purchase 10,000 shares of our common stock, exercisable (i) to the extent of 5,000 shares on February 1, 2010, and (ii) to the extent of 5,000 shares on January 1, 2011, all such options to be exercisable over a ten-year period commencing with January 22, 2007, at an exercise price of $7.45 per share (for purposes of the 2003 Plan, the fair market value of our common stock as of the date hereof).

Benefits

In general, our practice is to provide comparatively market standard benefits sufficient to attract, retain and motivate employees at all levels of our organization. A summary of the compensation provided to our Named Executive Officers during fiscal year 2007 is set forth in the “Summary Compensation Table” in this Proxy Statement.

Termination Protection and Restrictive Covenants

We provide termination protection to our named executive officers pursuant to our 1998 Incentive Stock Option Plan and 2003 Performance and Equity Incentive Plan. In addition, we provide termination protection to Mr. Plotkin in return for certain restrictive covenants, such as those relating to confidentiality, non-competition and non-solicitation. These provisions are discussed in greater detail in the above-referenced plans and this proxy statement under “Employment Contracts; Termination of Employment and Change-In-Control Arrangements” below.

Accounting Implications

SFAS 123(R)

Beginning on October 1, 2005, we began accounting for stock-based compensation in accordance with the requirements of Statement of Accounting Standards No. 123(R). This accounting treatment has had no significant impact on our compensation decisions

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Robert S. Nadel (Chairman)
Bernard Herman
Neal Page

The forgoing Compensation Committee Report shall not be deemed to be incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by us in any such filing.

Executive Officers of the Company

The following table sets forth the names and ages, as of January 9, 2008, of all of our executive officers, their positions and offices with us and the period during which each has served.

Name	Age	Offices and Positions Held
Kenneth Plotkin	56	Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer and Director

Gerald Tucciarone	52	Chief Financial Officer, Treasurer and Secretary

John Casey	51	Vice President of Technology

Bruce Willins	50	Vice President of Engineering and Product Marketing

Kenneth Plotkin - certain information relating to Kenneth Plotkin’s business experience is set forth elsewhere in this proxy statement under “Proposal 1: Election of Directors.”

Gerald Tucciarone joined us in January 1995 and has served as Chief Financial Officer and Treasurer since such time. He has served as our Secretary since July 25, 2005. Prior to his joining us, Mr. Tucciarone served as Vice-President of Finance, from 1985 to 1992, with Walker-Telecommunications, Inc., a manufacturer of phones and voice-mail equipment, and from 1992 to 1995, as Assistant Controller with Chadbourne and Parke. Mr. Tucciarone is a certified public accountant.

John Casey has been our Vice President of Technology for more than five years.

Bruce Willins was hired as Vice President of Engineering in October 2005, and on October 12, 2008 was appointed Vice President of Engineering and Product Marketing. Prior to joining us, Mr. Willins was a Vice President of Development at Symbol Technologies. Prior to Symbol Technologies, he held various senior level management positions with other technology companies.

Summary Compensation Table

The following table sets forth certain compensation information for our Chief Executive Officer, Chief Financial Officer and two other most highly compensated executive officers. No other executive officer of ours had total compensation in excess of $100,000 for the fiscal year ended September 30, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Kenneth Plotkin	2007	$186,675	$20,000	$112,400	$8,979	$328,054
President, Chairman of the Board, Chief Executive Officer, and Chief Operating Officer

Gerald Tucciarone	2007	$168,357	$20,000	$25,313	-	$213,670
Treasurer, Chief Financial Officer,
and Secretary

John Casey	2007	$165,800	$10,000	$13,500	-	$189,300
Vice President of Technology

Bruce Willins	2007	$179,731	$20,000	$5,020	-	$204,751
Vice President of Engineering

(1)	Based on fiscal year 2006 financial results and paid during fiscal year 2007.

(2)
Represent the dollar amount of stock compensation expense recognized for financial reporting purposes during fiscal year 2007 computed in accordance with SFAS 123(R). See Note 6 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for a description of the assumptions used in that computation. The actual value realized with respect to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price.

(3)	Represents non-cash compensation in the form of the use of a car and related expenses, and payment of certain insurance premiums.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information concerning individual plan-based grants of stock options to the named executive officers granted during the fiscal year ended September 30, 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards Number of Shares of Stock or Units	All Other Option Awards: Number Of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Share) (1)	Grant Date Fair Value Of Stock and Option Awards (2)
Kenneth Plotkin	11/20/2006	-	-	-	-	-	-	-	200,000	$4.96	$562,000

Gerald Tucciarone	1/22/2007	-	-	-	-	-	-	-	30,000	$7.45	$126,564

John Casey	1/22/2007	-	-	-	-	-	-	-	16,000	$7.45	$42,188

Bruce Willins	1/22/2007	-	-	-	-	-	-	-	10,000	$7.45	$42,188

(1)	Calculated using the closing price of our common stock on the date of the grant.

(2)	Represents the fair value of the exercise price on the date of the grant based on a black scholes valuation method.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding option awards held by our named executive officers as of the fiscal year ended 2007.

	Option Awards
	Number of Securities Underlying
	Unexercised Options
Name	Exercisable	Unexercisable		Option Exercise Price ($) (1)	Option Expiration Date
Kenneth Plotkin	60,000		-	$2.31	1/20/2008
	15,400		-	$5.25	8/3/2010
	27,680		-	$5.78	8/3/2008 to 8/31/2011
	10,000		-	$1.16	9/30/2008 to 9/30/2011
	10,000		-	$1.19	10/01/2008 to 10/1/2010
	5,000		-	$3.32	8/8/2015 to 8/8/2016
	40,000	(2)	160,000	$4.96	11/19/2017 to 11/19/2021

Gerald Tucciarone	10,000		-	$1.05	9/30/2009 to 9/30/2010
	22,500		-	$1.08	10/15/2009 to 10/15/2011
	8,000		-	$3.94	3/22/09
	20,000		-	$4.62	2/10/2017 to 2/10/2018
		(3)	30,000	$7.45	1/21/2019 to 1/21/2021

John Casey	10,000		-	$1.05	9/30/2009 to 9/30/2010
	30,000		-	$1.08	10/15/2008 to 10/15/2011
	16,000		-	$3.94	2/1/2008 to 2/1/2009
	20,000		-	$4.62	2/10/2017 to 2/10/2018
	4,000	(4)	12,000	$7.45	1/21/2018 to 1/21/2021

Bruce Willins	7,500	(5)	15,000	$3.21	10/16/2017 to 10/16/2019
	5,000	(6)	10,000	$3.19	10/18/2017 to 10/18/2019
	-	(7)	10,000	$7.45	1/21/2020 to 1/21/2021

(1)	Calculated using the closing price of our common stock on the date of the grant.

(2)	160,000 options vest to the extent of 40,000 shares on November 20, 2008; 40,000 shares on November 20, 2009; 40,000 shares on November 20, 2010; and 40,000 shares on November 20, 2011.

(3)	30,000 options vest to the extent of 10,000 shares on February 1, 2009; 10,000 shares on February 1, 2010; and 10,000 shares on February 1, 2011.

(4)	12,000 options vest to the extent of 4,000 shares on February 1, 2009; 4,000 shares on February 1, 2010; and 4,000 shares on February 1, 2011.

(5)	15,000 options vest to the extent of 7,500 shares on October 16, 2008 and 7,500 shares on October 16, 2009.

(6)	10,000 options vest to the extent of 5,000 shares on October 18, 2008 and 5,000 shares on October 18, 2009.

(7)	10,000 options vest to the extent of 5,000 shares on February 1, 2010 and 10,000 shares on February 1, 2011.

STOCK OPTION EXERCISES

The following table sets forth certain information concerning stock option exercises by our named executive officers during the fiscal year ended 2007.

	Option Awards
	Number of	Value
	Shares	Realized
	Acquired on	on
Name	Exercise	Exercise ($) (1)

Kenneth Plotkin	21,400	$118,845

Gerald Tucciarone	23,500	$106,595

John Casey	8,000	$53,885

Bruce Willins	12,500	$65,225

(1)	Calculated using the difference between the closing price of the Company’s common stock on the date of option exercise and the stock option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

As of January 10, 1998, following the expiration of a prior employment agreement with us, Kenneth Plotkin entered into a new employment agreement (the "1998 Employment Agreement") with us to serve in certain of our offices. The 1998 Employment Agreement provides for a three-year term, which term automatically renews on an annual basis, unless otherwise terminated by the Board or the executive. The 1998 Employment Agreement provides for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year. For each Annual Period (as defined in the 1998 Employment Agreement) thereafter, the 1998 Employment Agreement provides that compensation shall be mutually agreed upon by the Company and the executive, said amount not to be less than that for the preceding Annual Period.

On January 21, 1998, pursuant to the 1998 Employment Agreement, (i) incentive stock options to acquire a total of 90,000 shares of our common stock were granted to Mr. Plotkin, exercisable, beginning on January 21, 1999, in increments of 33 1/3% per year at $2.544 per share, each such increment due to expire 5 years after becoming exercisable and (ii) non-qualified options to acquire a total of 60,000 shares of common stock were granted to Mr. Plotkin, exercisable immediately for a period of 10 years, which expired as of January 20, 2008.

The 1998 Employment Agreement provides for a bonus to be paid to Mr. Plotkin as follows: an amount equal to 2% of our earnings, excluding earnings that are not from operations and before reduction for interest and income taxes ("EBIT"), for each fiscal year commencing with the year ended September 30, 1998, provided that our EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of our EBIT. The determination of EBIT shall be made in accordance with our audited filings with the Securities and Exchange Commission on our Form 10-K.

The 1998 Employment Agreement further provides for disability benefits, our obligation to pay the premiums on a term life insurance policy or policies in the amount of $500,000 on the life of Mr. Plotkin, owned by Mr. Plotkin or his spouse, or a trust for their respective benefit or for the benefit of their family, a car allowance of $500 per month, reasonable reimbursement for automobile expenses, and medical insurance as is standard for our executives. Furthermore, the 1998 Employment Agreement provides that we may apply for, and own, life insurance on the life of Mr. Plotkin for our benefit, in such amount as the Board may from time to time determine; we shall pay these premiums as they become due on any such insurance policies; and all dividends and any cash value and proceeds on such insurance policies shall belong to us.

In the event of a termination of employment associated with a Change in Control of the Company, as defined in the 1998 Employment Agreement, a one-time bonus shall be paid to the executive equal to three times the amount of the executive's average annual compensation (including salary, bonus and benefits, paid or accrued) received by him for the thirty-six month period preceding the date of the Change of Control. Based on the average annual compensation paid to Mr. Plotkin for the previous thirty-six month period ended September 30, 2007, the amount of this one time bonus would be approximately $635,000.

In the event of a Change in Control, as defined in our 1998 Incentive Stock Option Plan, options granted to the named executive officers pursuant to said plan shall become immediately vested and exercisable. The 1998 Incentive Stock Option Plan further provides that options granted shall terminate if and when the optionee cease to be our employee or the employee of one our subsidiaries, unless (1) the optionee shall die while in our employ or the employ of one of our subsidiaries, in which case, the options shall be exercisable, as and to the extent exercisable by such person or persons as shall have acquired the optionee's rights by will or the laws of descent and distribution, but not later than one year after the date of death and not after the expiration of the specific period fixed in the option grant or (2) the optionee shall become disabled (within the meaning of section 105(d)(4) of the Internal Revenue Code) while in our employ or the employ of one of our subsidiaries and such optionee's employment shall terminate by reason of such disability, in which case the options shall be exercisable, as and to the extent exercisable at the time of the termination of his employment, within such period as shall be set forth in the option grant, but only within one year after the termination of the optionee's employment and not after the expiration of the specific period fixed in the option grant as in effect at the time of the termination of his employment.

In the event of a termination of employment associated with a Change in Control, as defined in the 2003 Performance and Equity Incentive Plan, options granted pursuant to said plan shall vest or be exercisable upon termination of an employee’s employment within 24 months from the date of the Change in Control, but only to the extent determined by the Board (or the Committee, as defined in such plan), unless the employee is terminated for Cause or the employee resigns his employment without Good Reason (as such terms are defined in the 2003 Performance and Equity Incentive Plan).

DIRECTOR COMPENSATION

During fiscal year 2007, each of the non-employee directors, Bernard Herman, Neal Page, Dr. Nadel, Christopher G. Payan and Seymour G. Siegel, received an annual retainer of $20,000, paid in quarterly installments in advance, and $1,500 for every Board or Committee meeting that he attended in person. Additionally, the Chairman of the Audit Committee, Mr. Siegel, received an annual stipend of $10,000, and the Chairman of the Compensation Committee, Dr. Nadel, received an annual stipend of $5,000. No additional compensation was paid to the non-employee directors for participation in telephone conferences, as said compensation was included in the annual retainer.

Additionally, on October 17, 2006, each of Mr. Herman, Mr. Page, Dr. Nadel, Mr. Payan and Mr. Siegel was granted non-qualified options to purchase 7,500 shares of our common stock, exercisable immediately, at an exercise price of $5.72 per share.

The following table sets forth compensation paid to our non-employee directors for the fiscal year ended September 30, 2007.

Name	Fees Earned or Paid in Cash ($)	Value Realized Option Awards ($) (1)	Total ($)
Bernard Herman	$30,500	$24,666	$55,166
Robert S. Nadel	$37,000	$24,666	$61,666
Christopher G. Payan	$32,000	$24,666	$56,666
Neal Page	$32,000	$24,666	$56,666
Seymour G. Siegel	$42,000	$24,666	$66,666

(1)
For purposes of our 2003 Performance and Equity Incentive Plan, the fair market value of our common stock as of October 17, 2006, the date of the grant, was $5.72 and represents the dollar amount of stock compensation expense recognized for financial reporting purposes during fiscal year 2007 computed in accordance with SFAS 123(R). See Note 6 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for a description of the assumptions used in that computation. The actual value realized with respect to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge based solely upon records available to us, certain information as of January 9, 2008 regarding the beneficial ownership of our shares of common stock by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each current director, (iii) each of the named executive officers and (iv) all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Kenneth Plotkin
91 Cabot Court	common
Hauppauge, N.Y. 11788	stock	795,795 (1)(4)(5)(7)	8.08%

Laura Aupperle
23 Sequoia Drive	common
Hauppauge, N.Y. 11788	stock	765,834 (2)(3)(4)(6)	7.78%

Dorothy Plotkin
91 Cabot Court	common
Hauppauge, N.Y. 11788	stock	551,660 (1)(4)(7)	5.60%
common
John Casey	stock	177,200 (8)	1.80%
common
Bernard Herman	stock	63,994 (9)	*
common
Gerald Tucciarone	stock	87,000 (10)	*
common
Christopher G. Payan	stock	30,000 (11)	*
common
Seymour G. Siegel	stock	50,000 (12)	*
common
Robert S. Nadel	stock	50,000 (12)	*
common
Neal Page	stock	30,000 (11)	*
common
Bruce Willins	stock	25,000 (13)	*

All executive officers and directors as a group (9 persons)	common stock	1,309,389 (1)(4)(5)(7)(8)(9)(10)(11)12)(13)	13.30%

* Denotes less than 1% percent

(1)
Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 551,660 shares of our common stock or 5.6% of the outstanding shares of common stock. Ownership of shares of our common stock by Mr. Plotkin does not include ownership of shares of our common stock by Mrs. Plotkin, likewise, ownership of shares of our common stock by Mrs. Plotkin does not include ownership of shares of our common stock by Mr. Plotkin.

(2)	To our knowledge, Laura Aupperle, the widow of Kenneth R. Aupperle, beneficially owns 765,834 shares of our common stock, or 7.78% of the outstanding shares of our common stock.

(3)
We are unaware of any filings made by Laura Aupperle or the Estate of Kenneth R. Aupperle with the Securities and Exchange Commission in connection with the ownership of said shares. To our knowledge, any of our securities, believed by us to have been beneficially owned by the Estate of Kenneth R. Aupperle, are now beneficially owned by Laura Aupperle.(4)

(4)
Includes 75,400 shares of our common stock issuable upon the exercise of non-qualified options which are currently exercisable or exercisable within 60 days, and 85,760 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 160,000 shares of our common stock issuable upon the exercise of non-qualified options which are currently unexercisable or not exercisable within 60 days.

(5)
Does not include 50,000 shares of our common stock, in the aggregate, owned by Mr. Aupperle's brother as custodian for each of Mrs. Aupperle's minor children (25,000 shares of our common stock to each minor child) under the New York Uniform Gifts to Minors Act.

(6)
Does not include 18,000 shares of our common stock owned by the Plotkins' adult daughter. Does not include 4,000 shares of our common stock owned by the Plotkins' adult son. Each of Mr. and Mrs. Plotkin disclaim beneficial ownership of all such 22,000 shares of our common stock.

(7)
Includes 80,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 12,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(8)
Includes 55,500 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days, and 5,000 restricted shares issued in lieu of options, subject to a January 31, 2008 service-related forfeiture clause.

(9)
Includes 60,500 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 30,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(10)
Includes 25,000 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days, and 5,000 restricted shares, subject to a January 31, 2008 service-related forfeiture clause.

(11)
Includes 45,000 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days, and 5,000 restricted shares, subject to a January 31, 2008 service-related forfeiture clause.

(12)
Includes 12,500 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 35,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

EQUITY COMPENSATION PLAN INFORMATION

Set forth in the table below is certain information regarding the number of shares of our common stock that may be issued under options, warrants and rights pursuant to all of our existing equity compensation plans as of September 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	1,724,594	$4.00	521,750
Equity compensation plans not approved by stockholders	-	$-	-
Total	1,724,594	$4.00	521,750

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

Our Code of Ethics provides that any and all transactions contemplated to be entered into between us and any Related Person, Related Entity or Family Member (as each such term is defined in our Code of Ethics) must be on terms that are commercially reasonable and no less favorable to us as we could obtain from unrelated third parties and that such terms must be approved by a majority of the disinterested members of the Board of Directors. Further, pursuant to Nasdaq Rule 4350(h), our Audit Committee (or another committee made up of independent directors) must approve all transactions with related parties required to be disclosed under Securities and Exchange Commission Regulation S-K, Item 404. We do not have formal written procedures to implement this policy; instead, the Audit Committee reviews and approves related party transactions on a case-by-case basis. Other than the relationships set forth below, there have been no related party transactions proposed in fiscal year 2007.

Related Party Transactions

We occupy a facility located at 91 Cabot Court, Hauppauge, New York 11788 (the “Premises”) and use it for our executive offices and for the testing, storage and shipping of our products. In February 1990, Hauppauge Computer Works, Inc., one of our wholly-owned subsidiaries (“HCW”) entered into a lease for said Premises (the “1990 Lease”) with Ladokk Realty Co. (together with its successor, Ladokk Realty Co., LLC, “Ladokk”), a real estate partnership principally owned by Mr. Plotkin, the holder of approximately 8.1% of our shares of common January 9, 2008; Mrs. Plotkin, the holder of approximately 5.6% of shares of our common stock as of the filing date of this Proxy Statement; and Ms. Aupperle, believed by us to be the holder of approximately 7.8% of shares of our common stock, including shares of common stock attributed to the Estate of Kenneth R. Aupperle, as of January 9, 2008.

As of February 2004, the 1990 Lease provided for annual rent of approximately $454,000, payable monthly and subject to 5% annual increases effective February 1st of each year. In addition, we had an obligation to pay real estate taxes and operating costs for the maintenance of the Premises, and, until February 17, 2004, the Premises were subject to 2 mortgages guaranteed by us.

On February 17, 2004, HCW and Ladokk terminated the 1990 Lease and HCW entered into a new lease agreement with Ladokk (the “2004 Lease”). The 2004 Lease term has a term of 5 years, terminating on February 16, 2009. The annual rent under the 2004 Lease is $360,000, payable monthly. We are also obligated to pay real estate taxes and operating costs for the maintenance of the Premises. Concurrently with the 2004 Lease, Ladokk completed a refinancing of its mortgages, and the new lender did not require us to sign a guarantee. Accordingly, we no longer guarantee Ladokk’s mortgages.

On October 17, 2006, HCW executed an amendment to the 2004 Lease (the “Lease Amendment”). The Lease Amendment commenced as of September 1, 2006 and ends on August 31, 2011. The base rent under the Lease Amendment for the first year of the term was $300,000, payable monthly in the amount of $25,000. Rent is subject to an annual increase of 3% during the term. The execution of the Lease Amendment was approved by our Board, following the recommendation of our Audit Committee.

The Lease Amendment provides for the payment of rent arrearages in the aggregate amount of $168,667 (the “Arrearage”), payable monthly in the amount of $5,000, to be tendered with rent until the Arrearage is paid in full. Subject to the terms and conditions of the 2004 Lease, HCW is obligated to pay for utilities, repairs to the Premises and taxes during the term.

The Lease Amendment provides that HCW has the option to renew the 2004 Lease for an additional 5-year term, upon written notice to Ladokk six to twelve months prior to expiration of said lease. Rent that is due during the first year of the renewal term shall be equal to the market rate at the end of the 2004 Lease, but not less than the rent paid during the last year of the 2004 Lease, and is subject to increases for the second through fifth years of the renewal term by CPI plus 1% per annum.

On December 17, 1996, the Board approved the issuance of warrants to Ladokk in consideration of Ladokk's agreement to cancel the preceding three years of our lease and to grant an option to us to extend the lease for three years. The Stock Option Committee authorized the grant of a warrant to Ladokk to acquire 120,000 shares of our common stock at an exercise price of $1.906, and such warrant is exercisable for a term of ten years. The market price of the option equaled the exercise price at the date of the grant. The effect of imputing the fair value of the options granted was immaterial. On December 11, 2006 all of the warrants were exercised.

The Company had amounts payable to this related party for unpaid rent of $108,667 as of September 30, 2007. Rent expense to related parties totaled approximately $300,000 for the fiscal year ended September 30, 2007.

Minimum annual lease payments to related parties are expected to be as follows:

Fiscal Years Ended September 30,
2008	$309,772
2009	319,061
2010	328,647
2011	196,966
Total	$1,154,446

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Directors

Six directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation or removal. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the proxies may be voted for such other candidate or candidates as may be nominated by the Board.

The following table sets forth the positions and offices presently held with us by each nominee, his age as of January 9, 2008 and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.

Name	Age	Positions and Offices Held	Year Became Director
Kenneth Plotkin	55	Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Director	1994
Bernard Herman	80	Director	1996
Robert S. Nadel	68	Director	2003
Christopher G. Payan	33	Director	2003
Neal Page	48	Director	2003
Seymour G. Siegel	65	Director	2003

Kenneth Plotkin is one of our co-founders and has served as our Chairman of the Board, Chief Executive Officer and one of our directors since our inception in 1994. He has been our President and Chief Operating Officer since September 27, 2004 and has also served in such offices from March 14, 2001 until May 1, 2002. Mr. Plotkin served as our Secretary until June 20, 2001 and Vice-President of Marketing from August 2, 1994 until October 16, 2005. He holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook.

Bernard Herman has served as one of our directors since 1996, and from 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products. Since then, he has served as a consultant with reference to computer products. He is also an Arbitration Neutral for the American Arbitration Association and the National Association of Security Dealers.

Robert S. Nadel has served as one of our directors since May 16, 2003. He is the President of Human Resources Spectrum, Inc., a management consulting firm specializing in executive and employee compensation and benefits and organizational effectiveness. From 1989 to 1991, Dr. Nadel served as Partner in Charge of the Actuarial Benefits and Compensation Practice of Deloitte and Touche, and from 1969 to 1989, he was Managing Partner of the Northeast Region for the Hay Group. Dr. Nadel received a BBA from City College in 1959, an MS in General Psychology from Yeshiva University in 1962 and a Doctorate in Public Administration from NYU in 1968.

Christopher G. Payan has served as one of our directors since May 16, 2003. Mr. Payan has served as the Chief Executive Officer of Emerging Vision, Inc. (“EVI”) since June 2004 and a director of EVI since March 2004. From October 2001 until June 2004, Mr. Payan served as the Senior Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of EVI. From April 2002 until June of 2004, Mr. Payan served as Co-Chief Operating Officer of EVI. Mr. Payan also serves on the Board of Newtek Business Services, Inc. From March 1995 through July 2001, Mr. Payan worked for Arthur Andersen LLP (“Andersen”), where he provided various audit, accounting, consulting and advisory services to various small and mid-sized private and public companies in various industries. Mr. Payan is a certified public accountant and holds a Bachelors of Science degree, graduating Cum Laude, with Honors, from C.W. Post - Long Island University.

Neal Page has served as one of our directors since May 16, 2003. He is the founder and Chief Executive Officer of Inlet Technologies, Inc., an early stage company, developing products for the high definition video market. After founding Osprey Technologies in 1994, he served as corporate Vice President and General Manager of the Osprey Video Division of ViewCast Corporation from 1995 to March 2003. From 1994 to 1998, Mr. Page held both management and engineering positions with Sun Microsystems, Inc. From 1983 to 1988, Mr. Page developed advanced multimedia products at General Electric and Data General. He holds Bachelor of Science and Master of Science degrees in Electrical and Computer Engineering from North Carolina State University, and has completed executive business programs at University of North Carolina's Kenan-Flagler Business School.

Seymour G. Siegel has served as one of our directors since May 16, 2003. He is a Certified Public Accountant and a principal in the Business Consulting Group of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co, P.C., CPAs which merged into Weiser & Co., LLC, where he was a senior partner. He formed Siegel Rich Inc. in 1994, which, in April, 2000, became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies Inc., all public companies. He is currently a director and chairman of the audit committee of EVI, Global Aircraft Solutions, Inc. and Air Industries Group, Inc. He is also a member of the compensation committee of EVI and Global Aircraft Solutions, Inc.

Board Committees

The Audit Committee of the Board of Directors is responsible for (i) recommending independent accountants to the Board, (ii) reviewing our financial statements with management and the independent accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent accountants with regard to the adequacy of internal accounting controls. The members of the Audit Committee currently are Messrs. Herman, Payan and Siegel. Our Board of Directors has determined that it has an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K as promulgated by the Securities and Exchange Commission. Our audit committee financial expert is Seymour G. Siegel. The directors who serve on the Audit Committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. Our Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A to this proxy statement. The Charter is not currently available on our website.

The Compensation Committee of the Board of Directors is responsible for (i) determining the general compensation policies, (ii) establishing compensation plans, (iii) determining senior management compensation and (iv) administering our stock option plans. The members of the Compensation Committee currently are Dr. Nadel, Mr. Page and Mr. Herman. Our Board of Directors has adopted a written charter for the Compensation Committee which is attached as Appendix B to this proxy statement. The Charter is not currently available on our website. The directors who serve on the Compensation Committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers.

The purpose of the Nominating Committee of the Board of Directors is to assist the Board of Directors in identifying and recruiting qualified individuals to become Board members and select director nominees to be presented for Board and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Herman, Page, Payan, Siegel and Dr. Nadel. The directors who serve on the Nominating Committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers. The Nominating Committee has a written charter, a copy of which is attached as Appendix C to this proxy statement. The Charter is not currently available on our website. The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to our Secretary at c/o Hauppauge Digital, Inc., 91 Cabot Court, Hauppauge, New York 11788, provided that such recommendation has been made in accordance with our Amended and Restated By-Laws.

At this time, no additional specific procedures to propose a candidate for consideration by the Nominating Committee, nor any minimum criteria for consideration of a proposed nomination to the Board, have been adopted.

Meetings

The Board held 8 meetings during the fiscal year ended September 30, 2007. The Audit Committee met 4 times during the fiscal year ended September 30, 2007. The Compensation Committee met 5 times during the fiscal year ended September 30, 2007. The Nominating Committee met 1 time during the fiscal year ended September 30, 2007. No Director attended fewer than 75 percent of the aggregate of (i) the total number of meetings held by the Board during the fiscal year ended September 30, 2007 and (ii) the total number of meetings held by all of the committees of the Board on which he served during the fiscal year ended September 30, 2007.

Family Relationships

There is no family relationship among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified or until his/her earlier resignation, removal or death. Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

Director Independence

The Board of Directors, based upon the listing standards of the National Association of Securities Dealers and after considering all of the relevant facts and circumstances, has affirmatively determined that our current "independent" directors are: Bernard Herman, Robert S. Nadel, Christopher G. Payan, Neal Page and Seymour G. Siegel. Accordingly, a majority of the members of our Board of Directors have been determined to meet such standards for independence. Our independent directors intend to hold annually at least two formal meetings independent from management. The independent directors will choose a director to preside at non-management sessions of the Board of Directors.

Code of Ethics

• We have adopted a Code of Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Ethics covers topics, including, but not limited to, conflicts of interest, public disclosure and compliance with laws and regulations.

• Any waivers from the Code of Ethics must be approved by the Board of Directors or a committee of the Board with specific delegated authority.

Directors' Attendance at Annual Meetings of Stockholders

It is the policy of our Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors, with the exception of Neal Page, who were then directors attended our 2007 Annual Meeting of Stockholders.

Communication With the Board of Directors

Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors may do so by directing a written request addressed to such directors or director in care of the Chairman of the Audit Committee, Hauppauge Digital, Inc., 91 Cabot Court, Hauppauge, New York 11788. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Audit Committee Report

The Audit Committee has met with management to review and discuss the audited financial statements for the fiscal year ended September 30, 2007. In addition, the Audit Committee has discussed with its independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) (Communication With Audit Committees).

The Audit Committee has received the written disclosures and the letter from its independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). It has also discussed with its independent accountants matters relating to the independent accountants’ independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Bernard Herman
Christopher G. Payan
Seymour G. Siegel

The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees. We are required to disclose in this Annual Report on this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended September 30, 2007.

To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to it and written representations that no other reports were required, our officers, Directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended September 30, 2007.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO Seidman, LLP was named as our independent registered public accountants effective August 10, 1995 and was selected as our independent registered public accountants with respect to the fiscal year ended September 30, 2007. We have not yet selected our auditors for the current fiscal year. Our Audit Committee will review BDO’s proposal with respect to the audit prior to making a determination regarding the engagement.

Representatives of BDO Seidman, LLP are expected to be present ad the meeting with the opportunity to make a statement if they desire to do so, and shall be available to respond to appropriate questions.

The following is a summary of the fees billed to us by BDO Seidman, LLP, our independent registered public accountants, for professional services rendered for the fiscal years ended September 30, 2007 and September 30, 2006:

Fee Category	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees(1)	$158,000	$156,000
Audit-Related Fees	-	-
Tax Fees (2)	$22,000	$18,000
All Other Fees	-	-
Total Fees	$180,000	$174,000

(1)
Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings (including Form S-8) or engagements for the fiscal years ended September 30, 2007 and September 30, 2006, respectively.

(2)	Tax fees consist of aggregate fees billed for tax compliance and tax preparation for our federal and state tax filings. These fees are related to the preparation of our federal and state tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders, pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received by our Secretary at our principal executive offices by September 29, 2008 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to the Board of Directors are included in our Amended and Restated By-Laws.

1. Stockholder Proposals. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof to our Secretary. To be timely, such proposals must be received by our Secretary at our principal executive offices on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year's annual meeting of stockholders. If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before we mail the proxy statement for the current year. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of our shares which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business. No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the proxy statement.

2. Stockholder Nominees. In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made. The stockholder filing the notice of nomination must describe various matters, including such information as (a) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (b) any other information relating to such nominee required to be disclosed in a proxy statement; and (c) the name, address and shares held by the stockholder.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 91 Cabot Court, Hauppauge, New York 11788. The foregoing is only a summary of the provisions of our Amended and Restated By-Laws that relate to stockholder proposals and stockholder nominations for director. A complete copy of the Amended and Restated By-Laws is available at our offices.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposal 1 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORT

This proxy statement is accompanied by a copy of our Annual Report for the fiscal year ended September 30, 2007.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: HAUPPAUGE DIGITAL, INC., 91 CABOT COURT, HAUPPAUGE, NEW YORK 11788, ATTENTION: CORPORATE SECRETARY.

By Order of the Hauppauge Digital, Inc.
Board of Directors

Gerald Tucciarone
Secretary

Hauppauge, New York
January 29, 2008

 APPENDIX A

HAUPPAUGE DIGITAL, INC.
AUDIT COMMITTEE CHARTER

A.	Purpose and Scope

The primary function of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of Hauppauge Digital, Inc. and its subsidiaries (the “Corporation”), and the audits of the financial statements of the Corporation and to exercise the responsibilities and duties set forth below, including, but not limited to: (a) assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission (“SEC”), the Corporation’s stockholders or to the general public, and (ii) the Corporation’s internal financial and accounting controls, (b) oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Corporation, (c) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Corporation’s financial condition and results of operations, (d) recommend, establish and monitor procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (e) engage advisors as necessary, and (f) determine the funding from the Corporation that is necessary or appropriate to carry out the Committee’s duties.

B.	Composition

The Committee shall be comprised of such minimum number of directors as to satisfy the audit committee composition requirements promulgated by the SEC, the National Association of Securities Dealers, any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a “Regulatory Body” and collectively, the “Regulatory Bodies”), as in effect from time to time. The composition of the Committee shall satisfy the independence requirements of any applicable Regulatory Body, and each member of the Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

Each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement, and not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years. At least one member of the Committee shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

The Committee shall meet with management, the internal auditors, if any, and the independent accounting firm in executive sessions at least quarterly to discuss matters for which the Committee has responsibility.

C.	Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Document Review

1.	Review and assess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update this Charter if and when appropriate).

2.
Review with representatives of management and representatives of the independent accounting firm the Corporation’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K or 10-KSB. After such review and discussion, the Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Corporation’s Annual Report on Form 10-K or 10-KSB. The Committee shall also review the Corporation’s quarterly financial statements prior to their inclusion in the Corporation’s Quarterly Reports on Form 10-Q or 10-QSB.

3.	Instruct the independent accounting firm to review the Corporation’s interim financial statements prior to their inclusion in the Corporation’s Quarterly Reports on Form 10-Q or 10-QSB.

Independent Accounting Firm

4.
The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged by the Corporation for the purpose of preparing or issuing an audit report or performing other audit, review or attest services or any other related work. The authority of the Committee shall include ultimate authority to approve all audit engagement fees and terms. The Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace, such independent accounting firm (or to recommend such replacement for shareholder approval in any proxy statement).

5.	Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

6.
Instruct the independent accounting firm that it should report directly to the Committee on matters pertaining to the work performed during its engagement and on matters required by applicable Regulatory Body rules and regulations.

7.
On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and the Corporation consistent with Independence Standards Board Standard 1, as it may be modified or supplemented. The Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact the independent accounting firm’s objectivity and independence. The Committee shall take appropriate action to oversee the independence of the independent accounting firm.

8.	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

9.	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

10.
Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Committee.

11.
Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with applicable rules and regulations.

12.
Consider in advance whether or not to approve any audit and non-audit services to be performed by the independent accounting firm required to be approved by the Committee pursuant to the rules and regulations of any applicable Regulatory Body and adopt and implement policies for such pre-approval.

13.
The Committee shall have the authority to oversee and determine the compensation of any independent accounting firm engaged by the Corporation and shall notify the Corporation of anticipated funding needs of the Committee.

Internal Audit Function

14.	Review the responsibilities, budget and staffing of any internal auditors.

15.	Review the significant reports to management prepared by any internal auditors and management’s responses.

Financial Reporting Processes

16.	In consultation with the independent accounting firm and management, review annually the adequacy of the Corporation’s internal control over financial reporting.

17.
Review disclosures made to the Committee by the Corporation’s chief executive officer and chief financial officer in connection with their certifications of the Corporation’s Annual Reports on Form 10-K or 10-KSB and Quarterly Reports on Form 10-Q or 10-QSB, including disclosures concerning (a) evaluations of the design and operation of the Corporation’s internal control over financial reporting, (b) significant deficiencies and material weaknesses in the design and operation of the Corporation’s internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize, and report financial information, and (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

18.
Regularly review the Company’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Corporation’s internal auditors, if any, and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

19.
Request and review periodic reports from management of the Corporation as to the Corporation’s processes for reporting on internal controls of the Corporation as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Compliance

20.
To the extent deemed necessary by the Committee to carry out its duties, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Corporation’s expense.

21.
Determine the funding necessary for (i) compensation of any independent accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties, and (iii) compensation of any outside advisors to be engaged by the Committee and notify the Corporation of anticipated funding needs of the Committee.

22.
Establish written procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

23.
Investigate any allegations that any officer or director of the Corporation, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Corporation for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action.

Reporting

24.
Prepare, in accordance with the rules of the SEC, as modified or supplemented from time to time, a written report of the Committee to be included in the Corporation’s annual proxy statement for each annual meeting of stockholders.

25.
To the extent required by any Regulatory Body, instruct the Corporation’s management to disclose in its annual proxy statement for each annual meeting of stockholders, Annual Report on Form 10-K or 10-KSB and Quarterly Report on Form 10-Q or 10-QSB, the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure and the considerations relating to the compatibility of such services with maintaining the independence of the accounting firm.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

APPENDIX B

HAUPPAUGE DIGITAL, INC.

COMPENSATION COMMITTEE CHARTER

Statement Of Policy

The Compensation Committee (the "Compensation Committee") of the Board of Directors of Hauppauge Digital, Inc. (the "Company") shall provide assistance to the Board of Directors in discharging the Board of Directors' responsibilities relating to management organization, performance, compensation and succession.

Organization

The members of the Compensation Committee shall be appointed by the Board of Directors from time to time after considering the recommendation of the Company's Nominating Committee and upon a determination by the Board of Directors that the nominees meet all required qualifications for Compensation Committee membership. Members of the Compensation Committee and may be removed by the Board of Directors. The Compensation Committee shall meet on the call of its chairman. The Compensation Committee has the authority to retain and terminate advisors to assist in discharging its duties, including the authority to approve such advisors' fees and retention terms. Half of the members of the Compensation Committee shall be a quorum to transact business. The Nominating Committee will recommend to the Board of Directors, and the Board of Directors will designate, the Chairman of the Compensation Committee.

Committee Authority And Responsibilities

In discharging its responsibilities for management organization, performance, compensation and succession, the Compensation Committee shall:

•	Consider and authorize the compensation philosophy for the Company's personnel.

•
Review and approve corporate goals and objectives relevant to chief executive officer and senior management compensation, evaluate chief executive officer and senior management performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determine and approve chief executive officer and senior management compensation based on this evaluation.

•
Nothing in this Charter shall be construed as precluding discussions of chief executive officer and senior management compensation with the Board of Directors generally, as it is not the intent of this Charter to impair communication among members of the Board of Directors.

•	Annually review and approve perquisites for the chief executive officer and senior management.

B-1

•	Consider and make recommendations to the Board of Directors on matters relating to organization and succession of senior management.

•	Consider and approve the report of the Compensation Committee for inclusion in the Company's proxy statement.

•	Make recommendations to the Board of Directors with respect to the Company's employee benefit plans.

•	Administer incentive, deferred compensation and equity based plans.

•	Annually review and update this Charter for consideration by the Board of Directors.

•	Annually evaluate performance and function of the Compensation Committee.

•	Report the matters considered and actions taken by the Compensation Committee to the Board of Directors.

B-2

APPENDIX C

HAUPPAUGE DIGITAL, INC.
NOMINATING COMMITTEE CHARTER

Composition

The Nominating Committee of Hauppauge Digital, Inc. (the "Committee") shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and the members of the Committee shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Each Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time. The Board may appoint members to fill any vacancies that arise on the Committee during the year. The members of the Committee shall meet the definition of "independence" in the listing standards of the National Association of Securities Dealers.

Authority

The Committee is granted the authority to perform the duties enumerated in this Charter.

Responsibility

The Board delegates to the Committee responsibility to recommend to the Board changes in Board composition as more particularly provided for below.

Specific Duties

The Committee shall be responsible for the following:

$	make recommendations to the Board with respect to the size and composition of the Board;

$
make recommendations to the Board on the minimum qualifications and standards for director nominees and the selection criteria for the Board members, and review the qualifications of potential candidates for the Board;

$	make recommendations to the Board on nominees to be elected at the Annual Meeting of Stockholders; and

C-1

$
seek and identify a qualified director nominee, in the event that a director vacancy occurs, to be recommended to the Board for either appointment by the Board to serve the remainder of the term of a director position that is vacant or election at the Annual Meeting of the Stockholders.

Meetings

The Committee shall meet at such times as any Member of the Committee shall designate. A majority of the members of the Committee shall constitute a quorum for the transaction of business. As necessary or desirable, Member of the Committee may request that certain members of management be present at meetings of the Committee.

Reports And Minutes

The Committee shall report to the Board as to actions of the Committee and shall make recommendations to the Board as the Committee deems appropriate. The Committee shall keep minutes for each meeting. The Committee Chairman shall review and approve the Committee minutes, and they shall be filed with the Corporate Secretary for retention with the records of the Company.

C-2

HAUPPAUGE DIGITAL INC.
91 Cabot Court
Hauppauge, New York 11788

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Kenneth Plotkin and Gerald Tucciarone as Proxy, each with the power to appoint his substitute, and hereby authorizes them and each of them, to represent and vote, as designated below, all the shares of common stock of Hauppauge Digital, Inc. (the "Company") held of record by the undersigned on January 9, 2008 at the Annual Meeting of Stockholders to be held on February 28, 2008, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposal 1 and in favor of any proposal to adjourn the meeting in order to allow the Company additional time to obtain sufficient Proxies with regard thereto.

THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR"
PROPOSAL 1.

☒	Please mark your votes as in this example.

1. Election of Directors.

☐	FOR all nominees listed below (except as marked to the contrary as instructed below).

☐	WITHOLD AUTHORITY to vote for all nominees listed below. (INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

• KENNETH PLOTKIN

• BERNARD HERMAN

• ROBERT S. NADEL

• CHRISTOPHER G. PAYAN

• NEAL PAGE

• SEYMOUR G. SIEGEL

(continued and to be signed on reverse side)

[Reverse Side]

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please date, sign and mail your proxy card back as soon as possible!
Annual Meeting of Stockholders
Hauppauge Digital Inc.
February 28, 2008

Signature:______________________

Signature, if held jointly:_______________________

Dated: ______________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in full partnership or limited liability company name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY USING THE ENCLOSED ENVELOPE